Exhibit 99.1

CONTACT:	Investor Contacts:	Media Contact:
	Lori Barker Padon	Mike Wong
	(408) 801-1384	(408) 801-1240

Jay Iyer
(408) 801-2067
SANDISK REPORTS Q3 REVENUE OF $751 MILLION; UP 27% YEAR-OVER-YEAR
•	EPS grew to $0.51 GAAP and $0.61 Non-GAAP

•	Megabytes sold increased 217% from Q3 2005
          Milpitas, CA, October 19, 2006 – SanDisk® Corporation (NASDAQ:SNDK), the world’s largest supplier of flash storage card products, today announced results for the third quarter ended October 1, 2006. Total third quarter revenue increased 27% on a year-over-year basis to a record $751 million. Third quarter net income as reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was $103 million, or $0.51 per diluted share.
          Excluding the impact of stock compensation expense and amortization of acquisition related intangible assets and the related tax effects, third quarter non-GAAP net income grew 15% to $124 million, or $0.61 per diluted share, which compares to the third quarter 2005 GAAP net income of $107 million, or $0.55 per diluted share.
          “We are very pleased with our third quarter results,” said Eli Harari, chairman and chief executive officer of SanDisk Corporation. “Demand for our mobile products continued to be strong in the fast growing mobile phone market and we are pleased with our flash audio player U.S retail market share gains in the third quarter. Despite a challenging pricing environment in the third quarter we delivered non-GAAP operating margin of 21%, primarily due to our highly competitive product cost structure from our captive Flash business ventures in Japan. We expect to benefit in the fourth quarter from projected seasonally strong holiday sales of digital cameras, handsets, flash audio players, USB flash drives and gaming consoles and we now believe growth in our megabytes sold will be approximately 200% for 2006.”

Metrics and Highlights
•	Product revenue grew 27% and license and royalty revenue grew 31% year-over-year.

•	Megabytes sold in the third quarter increased 217% year-over-year and 40% from the second quarter of 2006.

•	Average capacity per card sold in retail grew 16% sequentially to 882 megabytes.

•	Average price per megabyte sold declined 25% sequentially and 60% from the third quarter of 2005.

•	GAAP product gross margin for the third quarter of 2006 was 32% of product revenue similar to 32% in the second quarter of 2006 and compared to 37% in the third quarter of 2005.

•	GAAP operating income for the third quarter of 2006 was $128 million or 17% of revenues. Non-GAAP operating income was $158 million or 21% of revenue compared to GAAP operating income of $159 million or 27% of revenue in the third quarter of 2005.

•	Cash flow from operations was $291 million compared to $209 million in the third quarter of 2005, and total cash and investments increased sequentially by $286 million to $3.0 billion.

•	SanDisk entered into a definitive agreement to acquire msystemsTM Ltd. in an all stock transaction expected to close around the end of the calendar year.

•	SanDisk introduced high capacity new products including the 4-gigabyte (GB) SD Ultra II High Capacity (HC) card, the 4-GB miniSDHC, the 2-GB microSDTM and the 16-GB Extreme III Compact Flash.

•	Retail presence grew to more than 196,000 storefronts including 62,000 in the mobile channel.

•	SanDisk and Toshiba began construction on a new 300-millimeter NAND wafer fabrication facility in Yokkaichi, Japan, with initial production expected to begin in the fourth quarter of 2007.
Scheduled Interviews
SanDisk Corporation Chairman and Chief Executive Officer, Eli Harari, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on October 19, 2006 at approximately 1:10 p.m. PDT. Judy Bruner, SanDisk’s Executive Vice President, Administration and CFO is scheduled to appear on Bloomberg TV’s “Bloomberg On The Markets” and Bloomberg Radio’s “Bloomberg on the Radio,” October 20, 2006 beginning at approximately 7:40 a.m. PDT.
Conference Call
SanDisk’s third quarter 2006 conference call is scheduled for 2:00 p.m. PDT, Thursday, October 19, 2006. The conference call will be webcast by CCBN and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR and at www.streetevents.com for registered streetevents.com users. To participate in the call via telephone, the dial-in number is (913) 981-5523. A copy of this press release will be filed with the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.
Forward-Looking Statements
This news release contains certain forward-looking statements, including statements about our business prospects and outlook for the forth quarter of 2006, including anticipated increased demand for our products, market supply and demand, expected fabrication production schedules and scheduled appearances by our CEO and CFO that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include among others: slower than expected growth in market demand for our products or a slower adoption rate for these products in current and new markets that we are targeting, any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us, slower than expected expansion of our global sales channels, fluctuations in operating results, unexpected yield variances related to our conversion to 70-nanometer NAND flash technology or the ramp-up of the 300mm flash fabrication facility, our inability to make additional planned smaller geometry conversions in a timely manner, future average selling price erosion that may be more severe than our expectations due to decreased demand or possible excess industry capacity of flash memory from ourselves as well as from existing suppliers or from new competitors, less than expected growth in the average megabyte capacity per card, price increases from non-captive flash memory sources and third-party subcontractors, higher than expected operating expenses, higher than anticipated capital equipment expenditures, adverse global economic and geo-political conditions, including adverse currency exchange rates and acts of terror and war, the timely development, internal qualification and customer acceptance of new products that are based on 70-nanometer NAND technology, fluctuations in license and royalty revenues, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products, risks related to our potential acquisition of msystems, including that the acquisition may not be consummated in a timely manner or at all, that we may not realize the expected benefits of the acquisition due to integration challenges, the loss of customers, suppliers, distributors or other third parties or other issues, that we may incur substantial costs or other damages associated with pending or future litigation related to the merger or costs or damages related to msystems’ prior stock option grant practices and that we may incur charges or other accounting changes as a result of the merger, the risk that scheduled appearances by our executives could be cancelled or delayed by us or the network, and the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Form 10-K for the fiscal year ended January 1, 2006 and our quarterly reports on Form 10-Q. Future results may differ materially from those previously reported. We do not intend to update the information contained in this release.
About SanDisk
SanDisk is the original inventor of flash storage cards and is the world’s largest supplier of flash data storage card products using its patented, high-density flash memory and controller technology. SanDisk is headquartered in Milpitas, CA and has operations worldwide with more than half its sales outside the U.S.
www.sandisk.com
SanDisk is a trademark of SanDisk Corporation, registered in the United States and other countries. msystems is a trademark of msystems Ltd.

SanDisk Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three months ended		Nine months ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Revenues:
Product	$673,189	$529,735	$1,847,592	$1,383,176
License and royalty	78,196	59,896	246,238	172,326

Total revenues	751,385	589,631	2,093,830	1,555,502

Cost of product revenues	455,345	332,847	1,270,389	884,832

Gross profits	296,040	256,784	823,441	670,670

Operating expenses:
Research and development	78,073	43,420	215,620	150,771
Sales and marketing	44,961	31,610	133,403	83,241
General and administrative	40,247	23,186	107,445	58,527
Write-off of acquired in-process technology	—	—	39,600	—
Amortization of acquisition related intangible assets	4,432	—	12,579	—

Total operating expenses	167,713	98,216	508,647	292,539

Operating income	128,327	158,568	314,794	378,131

Total other income	32,223	11,999	72,700	22,614

Income before taxes	160,550	170,567	387,494	400,745

Provision for income taxes	57,269	63,109	153,457	148,275

Net income	$103,281	$107,458	$234,037	$252,470

Net income per share:
Basic	$0.53	$0.59	$1.20	$1.39
Diluted	$0.51	$0.55	$1.15	$1.32
Shares used in computing net income per share:
Basic	196,317	183,047	194,974	181,716
Diluted	202,747	194,321	202,660	191,527

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)
(In thousands, except per share data, unaudited)

	Three months ended		Nine months ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
GAAP gross profit	$296,040	$256,784	$823,441	$670,670
Equity-based compensation (a)	2,621	—	5,099	—

Non-GAAP gross profit	$298,661	$256,784	$828,540	$670,670

GAAP total operating expenses	$167,713	$98,216	$508,647	$292,539
Equity-based compensation (a)	(22,572)	—	(64,750)	—
Write-off of acquired in-process technology (b)	—	—	(39,600)	—
Amortization of acquisition-related intangible assets (c)	(4,432)	—	(12,579)	—

Non-GAAP total operating expenses	$140,709	$98,216	$391,718	$292,539

GAAP operating income	$128,327	$158,568	$314,794	$378,131
Cost of goods sold adjustments (a)	2,621	—	5,099	—
Operating expense adjustments (a-c)	27,004	—	116,929	—

Non-GAAP operating income	$157,952	$158,568	$436,822	$378,131

GAAP net income	$103,281	$107,458	$234,037	$252,470
Cost of goods sold adjustments (a)	2,621	—	5,099	—
Operating expense adjustments (a-c)	27,004	—	116,929	—
Income tax adjustments (d)	(9,292)	—	(24,875)	—

Non-GAAP net income	$123,614	$107,458	$331,190	$252,470

Basic net income per share:
GAAP	$0.53	$0.59	$1.20	$1.39
Non-GAAP	$0.63	$0.59	$1.70	$1.39

Diluted net income per share:
GAAP	$0.51	$0.55	$1.15	$1.32
Non-GAAP	$0.61	$0.55	$1.63	$1.32

Shares used in computing basic net income per share:
GAAP	196,317	183,047	194,974	181,716
Non-GAAP	196,317	183,047	194,974	181,716

Shares used in computing diluted net income per share:
GAAP	202,747	194,321	202,660	191,527
Non-GAAP	203,757	194,321	203,744	191,527

(*)	To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management, and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company. For example, because the non-GAAP results exclude the expenses we recorded for stock compensation in accordance with SFAS 123(R) effective January 2, 2006 and the acquisition of Matrix Semiconductor, Inc. in January 2006, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information as certain non-cash charges such as amortization of purchased intangibles and stock based compensation do not reflect the cash operating results of the business and certain one-time expenses such as write-off of acquired in-process technology that do not reflect the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Equity based compensation expense.

(b)	Write-off of acquired in-process technology associated with the Matrix acquisition (January 2006).

(c)	Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisition of Matrix.

(d)	Income taxes associated with certain non-GAAP adjustments.

SanDisk Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	October 1, 2006
	(unaudited)	January 1, 2006*
ASSETS

Current Assets:
Cash and cash equivalents	$1,474,155	$762,058
Short-term investments	1,077,257	935,639
Accounts receivable, net	304,934	329,014
Inventories	396,220	331,584
Deferred taxes	99,610	95,518
Other current assets	80,814	121,922

Total current assets	3,432,990	2,575,735

Long-term investments	419,916	—
Property and equipment, net	256,437	211,092
Notes receivable and investments in flash ventures	480,868	265,074
Deferred taxes	150,114	—
Goodwill	160,681	5,415
Intangibles, net	92,299	4,608
Other non-current assets	57,450	58,263

Total Assets	$5,050,755	$3,120,187

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$147,009	$231,208
Accounts payable to related parties	100,852	74,121
Other current accrued liabilities	169,714	115,525
Deferred income on shipments to distributors and retailers and deferred revenue	133,079	150,283

Total current liabilities	550,654	571,137

Convertible senior notes	1,150,000	—
Deferred revenue and non-current liabilities	36,729	25,259

Total Liabilities	1,737,383	596,396

Commitments and contingencies

Stockholders’ Equity:
Common stock	2,166,506	1,622,007
Retained earnings	1,140,661	906,624
Accumulated other comprehensive income	6,205	2,635
Deferred compensation	—	(7,475)

Total stockholders’ equity	3,313,372	2,523,791

Total Liabilities and Stockholders’ Equity	$5,050,755	$3,120,187

*Information derived from the audited Condensed Consolidated Financial Statements.

SanDisk Corporation
Condensed Consolidated Statement of Cash Flows
(In thousands, unaudited)

	Three months ended		Nine months ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Cash flows from operating activities:
Net income	$103,281	$107,458	$234,037	$252,470
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(6,626)	(1,270)	(24,021)	(194)
Loss (gain) on investments	(169)	(501)	(1,364)	8,752
Depreciation and amortization	32,043	17,493	89,709	46,906
Provision for doubtful accounts	1,759	52	2,760	(111)
Stock-based compensation expense	25,193	522	69,881	1,591
Tax benefit from share-based compensation	(3,057)	—	(64,080)	—
Write-off of acquired in-process technology	—	—	39,600	—
Other non-cash charges	7,946	7,194	3,201	9,468
Changes in operating assets and liabilities:
Accounts receivable	5,228	31,227	28,276	(16,573)
Inventories	(17,789)	(57,285)	(57,765)	(90,456)
Other assets	55,851	47,978	47,108	32,737
Accounts payable trade	35,395	31,210	(88,363)	61,342
Accounts payable, related party	15,314	408	28,380	16,355
Other liabilities	37,006	24,021	95,804	79,697

Total adjustments	188,094	101,049	169,126	149,514

Net cash provided by operating activities	291,375	208,507	403,163	401,984

Cash flows from investing activities:
Purchases of short and long term investments	(632,895)	(195,700)	(1,438,195)	(491,282)
Proceeds from sale and maturities of short and long-term investments	506,326	174,150	881,772	455,758
Investment in Flash Partners and Flash Alliance	(4,290)	—	(132,209)	—
Acquisition of capital equipment, net	(33,721)	(24,282)	(123,443)	(80,500)
Notes receivable from Flash Vision	8,524	(12,027)	8,524	(34,249)
Notes receivable from Flash Partners	—	—	(95,445)	—
Cash acquired in business combination with Matrix, net of acquisition costs	—	—	9,432	—

Net cash used in investing activities	(156,056)	(57,859)	(889,564)	(150,273)

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	—	—	1,125,500	—
Purchase of convertible bond hedge	—	—	(386,090)	—
Proceeds from issuance of warrants	—	—	308,672	—
Proceeds from employee stock programs	17,258	32,390	86,108	48,243
Tax benefit from share-based compensation	3,057	—	64,080	—

Net cash provided by financing activities	20,315	32,390	1,198,270	48,243

Effect of changes in foreign currency exchange rates on cash	42	485	228	863

Net increase in cash and cash equivalents	155,676	183,523	712,097	300,817

Cash and cash equivalents at beginning of period	1,318,479	581,089	762,058	463,795

Cash and cash equivalents at end of period	$1,474,155	$764,612	$1,474,155	$764,612